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                                                                   Exhibit 10.37

                               ALLOY DESIGNS, INC.

               Warrant for the Purchase of Shares of Common Stock

No. LT-1                                                           22,429 Shares

            FOR VALUE RECEIVED, ALLOY DESIGNS, INC., a Delaware corporation (the "Company"), hereby certifies that Ladenburg Thalmann & Co. Inc. or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on July 1, 1998 and prior to 5:00 P.M., New York City time, on May 12, 2001, Twenty-two Thousand Four Hundred Twenty-nine (22,429) fully paid and non-assessable shares of the common stock, $.01 par value per share, of the Company for a purchase price of the lesser of (i) $6.165 per share and (ii) a purchase price equal to 70% of the per share value of the equity of the Company, valued at either (a) the price to the public of shares issued pursuant to an initial public offering or (b) in the event of a Change of Control (as defined in the 10% Promissory Notes issued concurrently herewith (the "Promissory Notes")), the value of the Company as determined in connection with such transaction divided by the total number of shares outstanding, including shares issuable upon the exercise of (i) the Warrants (as defined below) and (ii) other warrants and options exercisable at the time of such Change of Control. (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to individually as a "Warrant Share" and collectively as the "Warrant Shares," (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "Aggregate Warrant Price," (iv) the price payable for each of the Warrant Shares hereunder is referred to as the "Per Share Warrant Price," (v) this Warrant, all similar Warrants issued on the date hereof and all Warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants" and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants or Warrant Shares issued upon the exercise of any Warrant are referred to as the "Holders.") If the Company has not consummated an initial public offering or been subject to a Change of Control prior to November 13, 1999 or the Company has not repaid the principal balance of and accrued interest on the Promissory Notes, the Per Share Warrant Price shall be adjusted to equal the lesser of $4.624 per share, as further adjusted by the aggregate percentage decrease in the Per Share Warrant Price due to the application of the anti-dilution provisions of this Warrant as effected prior to November 13, 1999, if any, and (ii) an aggregate purchase price equal to 70% of the per share value of the equity of the Company valued at (a) the price to the public of shares issued pursuant to an initial public offering or (b) in the event of a Change of Control (as defined in the Promissory Notes), the value of the Company as determined in connection with such transaction divided by the total number of shares outstanding, including shares issuable upon the exercise of (i) the Warrants and

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(ii) other warrants and options exercisable at the time of such Change of
Control. The Per Share Warrant Price is subject to adjustment as hereinafter provided.

            1. Exercise of Warrant. (a) The Holder may exercise this Warrant, in whole or in part, as follows:

            (i) By presentation and surrender of this Warrant to the Company at the address set forth in Subsection 9(a) hereof, with the Subscription Form annexed hereto (or a reasonable facsimile thereof) duly executed and accompanied by payment of the Per Share Warrant Price for each Warrant Share to be purchased. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company; or

            (ii) By presentation and surrender of this Warrant to the Company at the address set forth in Subsection 9(a) hereof, with a Cashless Exercise Form annexed hereto (or a reasonable facsimile thereof) duly executed (a "Cashless Exercise"). Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the Aggregate Warrant Price. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares being exercised by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the Per Share Warrant Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 1(a)(ii), the then current market price per share of Common Stock at any date shall be deemed to be the average for the five consecutive business days immediately prior to the Cashless Exercise of the daily closing prices of the Common Stock on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the closing prices as reported by the Nasdaq SmallCap Market, or if not then listed on the Nasdaq SmallCap Market, the average of the highest reported bid and lowest reported asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or if not then publicly traded, the fair market price of the Common Stock as determined by the Board of Directors.

            (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (i) issue a certificate or certificates, in such denominations as are requested for delivery by the Holder, in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercisable in part,

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pursuant to the provisions of this Warrant. The Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

            2. Reservation of Warrant Shares; Listing. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal and (b) if the Company hereafter lists its Common Stock on any national securities exchange, keep the shares of the Common Stock receivable upon the exercise of this Warrant authorized for listing on such exchange upon notice of issuance.

            3. Protection Against Dilution. (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted so that the Holder upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

            (b) If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3(a), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such nonexcluded event being herein called a "Special Dividend"), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the five consecutive business days immediately prior to the record date of the daily closing price of the Common Stock as reported by the national securities exchange upon which the Common Stock is then listed or if not listed on any such exchange, the average of the closing prices as reported by the Nasdaq SmallCap Market, or

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if not then listed on the Nasdaq SmallCap Market, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or if not then publicly traded, the fair market price as determined by the Company's Board of Directors) less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, cash, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date of any such Special Dividend.

            (c) Except as provided in Subsection 3(e), in case the Company shall hereafter issue or sell any shares of Common Stock for a consideration per share less than the Per Share Warrant Price on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, including shares of Common Stock issuable upon the exercise of options and warrants then exercisable, multiplied by the Per Share Warrant Price plus (B) the consideration received by the Company upon such issuance or sale by (ii) the total number of shares of Common Stock outstanding after such issuance or sale including shares of Common Stock issuable upon the exercise of options and warrants then exercisable. If the consideration received consists of property other than cash, the value of such consideration shall be computed at the fair market value thereof at the time of issue, as determined in good faith by a committee comprised of the independent directors of the Board of Directors or, if no such committee has been appointed, in consultation with Ladenburg Thalmann & Co. Inc. as representative of the Holders of the Warrants and holders of a majority of the outstanding shares of the Common Stock who are not officers, directors or otherwise employees of the Company.

            (d) Except as provided in Subsections 3(b) and 3(e), in case the Company shall hereafter issue or sell any rights, options, warrants or securities convertible into Common Stock entitling the holders thereof to purchase Common Stock or to convert such securities into Common Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or convertible securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (ii) the number of additional shares of Common Stock issuable upon exercise or conversion of such securities) less than the then current Per Share Warrant Price in effect on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing
(i) the sum of (A) the number of shares of Common Stock outstanding on the date of such issuance or sale multiplied by the Per Share Warrant Price plus (B) the Total Consideration by (ii) the number of shares of Common Stock outstanding on the date of such issuance or sale plus the maximum number of additional shares of Common Stock issuable upon exercise or conversion of such securities.

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            (e) No adjustment in the Per Share Warrant Price shall be required in the case of (i) the issuance or sale by the Company of up to 600,000 shares of the Common Stock, or the grant of options or warrants exercisable therefor to directors, officers, employees and consultants of the Company or any subsidiary under the Company's 1997 Employee, Director and Consultant Stock Option Plan or any subsequent plan, which number shall include the 217,934 options to purchase shares of Common Stock already outstanding or approved but not yet issued, (ii) the issuance by the Company of up to 640,840 shares of the Common Stock pursuant to the exercise of warrants outstanding on the date hereof, (iii) the issuance by the Company of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock in connection with any equipment leasing arrangements, provided that any shares issued in any such arrangement shall be counted as part of the number of shares available for issuance under clause (i) hereof, or (iv) the issuance by the Company of shares of the Common Stock pursuant to the exercise of the Warrants. The number of shares of Common Stock set forth in this Subsection 3(e) is subject to adjustment in accordance with any anti-dilution provisions existing on the date hereof under the terms of the instruments governing their issuance.

            (f) If the Company issues shares of Common Stock or securities convertible or exchangeable for shares of Common Stock in connection with (a) a strategic alliance or licensing agreement or (b) the acquisition (by merger or otherwise) of all or substantially all of the capital stock or assets of another entity or business organization, the issuance of shares of Common Stock in connection with any such transaction shall require the adjustment of the Per Share Warrant Price unless the value of the Company at the time of such transaction, as determined in good faith by a committee comprised of the independent directors of the Board of Directors or, if no such committee has been appointed, in consultation with Ladenburg Thalmann & Co. Inc. as representative of the Holders of the Warrants and a majority of the shares held by shareholders who are not officers, directors or otherwise employees of the Company, is $50 million or greater.

            (g) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this
Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation

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to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(f) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 15 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

            (h) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Holders of Warrants representing the right to purchase a majority of the Warrant Shares subject to all outstanding Warrants may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company only if the opinion resulted in an adjustment in favor of the Warrant Holders.

            (i) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(h)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/l00th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

            (j) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly obtain, at its expense, a certificate of a firm of

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independent public accountants of recognized standing selected by the Board of
Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

            (k) If the Board of Directors of the Company shall (i) declare any dividend or other distribution with respect to the Common Stock, other than a cash dividend subject to the first parenthetical in Subsection 3(b), (ii) offer to the holders of shares of Common Stock any additional shares of Common Stock, any securities convertible into or exercisable for shares of Common Stock or any rights to subscribe thereto, or (iii) propose a dissolution, liquidation or winding up of the Company, the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record date fixed for determining stockholders entitled to participate in such dividend, distribution, offer or subscription right or to vote on such dissolution, liquidation or winding up.

            (l) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

            4. Tag Along Rights. For so long as the Holder holds Warrants, in the event that the Company shall issue shares of Common Stock or securities convertible into shares of Common Stock for the purpose of raising capital in a private placement to third party investors at a price per share based upon a valuation of the Company of greater than $50 million, the Holders of the Warrants shall have the right (subject to pragmatic adjustments to avoid the issuance of fractional securities) to purchase such shares of Common Stock or other securities of the Company (whether or not authorized on the date of this Warrant), to maintain the ratio that the number of Warrant Shares as to which the Warrants held by such Holder are exercisable immediately prior to such issuance bears to the total number of shares of Common Stock outstanding immediately prior to such issuance (including any shares of Common Stock that may be issuable pursuant to any exercisable option or warrants to purchase Common Stock or securities convertible or exchangeable into Common Stock). This right shall be deemed waived by any Holder who does not exercise such right and pay for the securities offered by the Company within thirty (30) days of receipt of notice in writing from the Company inviting him, her or it to exercise the right.

            5. Fully Paid Stock; Taxes. The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding,

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fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

            6. Registration Under Securities Act of 1933

            (a) The Company agrees that if, at any time during the period commencing on the first day of trading of the Company's Common Stock pursuant to an initial public offering and ending on May 13, 2003, the Holder and/or the Holders of any other Warrants and/or Warrant Shares who or which shall hold not less than 51% of the Warrants and/or Warrant Shares outstanding at such time and not previously sold pursuant to this Section 6 shall request that the Company file, under the Securities Act of 1933 (the "Act"), a registration statement under the Act covering not less than 51% of the Warrant Shares issued or issuable upon the exercise of the Warrants and not so previously sold, the Company will (i) promptly notify each Holder of the Warrants and each holder of Warrant Shares not so previously sold that such registration statement will be filed and that the Warrant Shares which are then held, and/or may be acquired upon exercise of the Warrants by the Holder and such Holders, will be included in such registration statement, (ii) cause such registration statement to be filed with the Securities and Exchange Commission within sixty days of such request and to cover all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for such Holders to effect the proposed sale or other disposition. The Company shall be required to effect a registration or qualification pursuant to this Subsection 6(a) on one occasion only. If so requested by the Managing Underwriter of the Company's initial public offering the Holders hereby agree not to make a demand pursuant to this
Section 6(a) for 120 days following the first day of trading of the Company's Common Stock pursuant to such offering. Notwithstanding any provision of this Agreement to the contrary, the Corporation may delay filing a registration statement to be filed pursuant this Section 6(a) and may withhold efforts to cause such registration statement to become effective for no more than 90 days following the receipt of a request for registration pursuant to this Section 6(a), if the Corporation (a) determines in good faith that such registration might interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Corporation (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised or (b) the Company has filed or is in the process of preparing a registration statement relating to the Company's Common Stock; provided, however, that the Company may not delay filing a registration statement pursuant to clause (a) hereof more than once. The Company shall not be obligated to effect, or to take any

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action to effect, any registration if all the Warrant Shares requested to be registered could be disposed of at the time of such request under Rule 144(k) under the Securities Act or some other similar exemption thereunder on the same terms as if such Warrant Shares had been registered hereunder.

            (b) The Company agrees that if, at any time and from time to time during the period commencing on July 1, 1998 and ending on May 13, 2003, the Board of Directors of the Company shall authorize the filing of a registration statement (any such registration statement being hereinafter called a "Subsequent Registration Statement") under the Act (otherwise than pursuant to Subsection 6(a) hereof, or other than a registration statement on Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders other than an initial public offering of its securities, the Company will (i) promptly notify the Holder and each of the Holders, if any, of other Warrants and/or Warrant Shares not previously sold pursuant to this
Section 6 that such Subsequent Registration Statement will be filed and that the Warrant Shares which are then held, and/or which may be acquired upon the exercise of the Warrants, by the Holder and such Holders, will, at the Holder's and such Holders' request, be included in such Subsequent Registration Statement, (ii) upon the written request of a Holder made within 20 days after the giving of such notice by the Company, include in the securities covered by such Subsequent Registration Statement all Warrant Shares which it has been so requested to include, (iii) use its commercially reasonable efforts to cause such Subsequent Registration Statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such Subsequent Registration Statement to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition.

            (c) The Company agrees that within one year after an initial public offering of the Company's Common Stock, the Company shall, using its reasonable commercial judgment, file a registration statement (any such registration statement being hereinafter called a "Post-IPO Registration Statement") under the Act covering all of the Warrant Shares issued or issuable upon the exercise of the Warrants and not previously sold, and the Company will (i) promptly notify each Holder of the Warrants and each holder of Warrant Shares not so previously sold that such registration statement will be filed and that the Warrant Shares which are then held, and/or may be acquired upon exercise of the Warrants by the Holder and such Holders, will be included in such registration statement at the Holder's and such Holders' request, (ii) cause such registration statement to be filed with the Securities and Exchange Commission and to cover all Warrant Shares which have not been previously sold, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Warrant Shares which have not previously been sold to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for such Holders to effect the proposed sale or other disposition.

            (d) Whenever the Company is required pursuant to the provisions of this Section 6 to include Warrant Shares in a registration statement, the Company shall (i) furnish each Holder of any such Warrant Shares and each underwriter of such Warrant Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Warrant Shares, (ii) use its best efforts to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable) of such jurisdiction or laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any such Warrant Shares and each underwriter of Warrant Shares being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that the Warrant Shares be sold. Nothing contained in this Warrant shall be construed as requiring a Holder to exercise its Warrant prior to the closing of an offering pursuant to a registration statement referred to in Subsection 6(a), 6(b) or 6(c).

            (e) The Company shall furnish to each Holder participating in an offering pursuant to a registration statement under this Section 6 and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

            (f) The Company shall enter into an underwriting agreement with the managing underwriters selected by Holders holding at least 51% of the Warrant Shares requested to be included in a registration statement filed pursuant to
Section 6(a). Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

            (g) If the Managing Underwriter of a proposed offering advises the Company that the number of securities proposed to be sold in such offering is greater than the number of securities which the Managing Underwriter believes feasible to sell at that time, at the price and upon the terms approved by the Company and, in the case of a registration pursuant to Section 6(a), the persons making the demand, then the number of securities to be sold in such offering shall be reduced, provided that such reduction shall be pro rata and shall be allocated first to those securities held by persons other than those who initiated such registration.

            (h) The Company shall pay all expenses incurred in connection with any registration statement or other action pursuant to the provisions of this
Section 6, including the reasonable fees and expenses of one counsel representing the Holders of Warrant Shares included in any such registration statement, other than underwriting discounts and applicable transfer taxes relating to the Warrant Shares.

            (i) The Company agrees to indemnify and hold harmless each selling Holder of Warrant Shares and each person who controls any such selling Holder within the meaning of Section 15 of the Act, and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, joint or several, to which any selling Holder of Warrant Shares or they or any of them may become subject under the Act or otherwise and to reimburse the persons indemnified as above for any reasonable legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Warrant Shares were registered under the Act (hereinafter called a "registration Statement"), any preliminary prospectus, the final prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or document executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Warrant Shares under the securities laws thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Warrant Shares; provided, however, that the indemnity agreement contained in this Section 6(i) shall not extend to any selling Holder of Warrant Shares if any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was based upon and made in conformity with information furnished in writing to the Company by a selling Holder of Warrant Shares specifically for use in connection with the preparation of such Registration Statement, any final prospectus, any preliminary prospectus or any such amendment or supplement thereto. The Company agrees to pay any legal and other expenses for which it is liable under this Section 6(i) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

            (j) Each selling Holder of Warrant Shares, severally and not jointly, will indemnify and hold harmless the Company, its directors, its officers who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act to the same extent as the foregoing indemnity from the Company set forth in Section 6(i) hereof, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from such Registration Statement, any final prospectus, any preliminary prospectus or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such selling Holder specifically for use in connection with the preparation of the Registration Statement, any final prospectus or the preliminary prospectus or any such amendment or supplement thereto; provided, however, that the obligation of any Holder of Warrant Shares to indemnify the Company under the provision of this Section 6(j) shall be limited to the excess of (1) the product of (A) the number of Warrant Shares being sold by the selling Holder and (B) the price at which such Warrant Shares are sold over (2) the aggregate amount paid to the Company by such Holder in connection with the issuance of such Warrant Shares. Each selling Holder of Warrant Shares agrees to pay any legal and other expenses for which it is liable under this Section 6(j) from time to time (but not more frequently than monthly) within 30 days after receipt of a bill therefor.

            (k) If any action is brought against a person entitled to indemnification pursuant to the foregoing Sections 6(i) or (j) (an "indemnified party") in respect of which indemnity may be sought against a person granting indemnification (an "indemnifying party") pursuant to such Sections, such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party of any such action shall not release the indemnifying party from any liability it may have to such indemnified party otherwise than on account of the indemnity agreement contained in Section 6(i) or (j) hereof. In case any such action is brought against an indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will be entitled to participate therein at its own expense and, to the extent that it may wish, to assume at its own expense the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties and (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense at the expense of the indemnifying party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under the indemnification provisions of this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless
(x) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with proviso (i) to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel), (y) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (z) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnified party shall not be liable for any settlement of any action or proceeding effected without its written consent.

            (l) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 6(i) or
(j) hereof are unavailable in accordance with their respective terms, the Company and any selling Holder of Warrant Shares shall contribute to the aggregate losses, claims, damages and liabilities, of the nature contemplated by said indemnity agreements, incurred by the Company and such selling Holder of Warrant Shares, in such proportions as is appropriate to reflect the relative fault of the Company on the one hand and of such selling Holder of Warrant Shares on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and such selling Holder of Warrant Shares shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relate to information supplied by the Company or such selling Holder of Warrant Shares and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligation of any Holder of Warrant Shares to contribute to the Company under the provisions of this Section 6(l) shall be limited to the excess of (1) the product of (A) the number of Warrant Shares being sold by the selling Holder and
(B) the price at which such Warrant Shares are sold over (2) the aggregate amount paid to the Company by such Holder in connection with the issuance of such Warrant Shares.

            (m) The respective indemnity and contribution agreements by the Company and the selling Holder of Warrant Shares in this Section 6 shall remain operative and in full force and effect regardless of (i) any investigation made by any selling Holder of Warrant Shares or by or on behalf of any person who controls such selling Holder or by the Company or any controlling person of the Company or the director or any officer of the Company, (ii) payment for any of the Warrant Shares or (iii) any termination of this Agreement, and shall survive the delivery of the Warrant Shares, and any successor of the Company, or of any selling Holder of Warrant Shares, or of any person who controls the Company or of any selling Holder of Warrant Shares, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Company and the selling Holder of Warrant Shares contained in this Section 6 shall be in addition to any liability which the company and the selling Holder of Warrant Shares may otherwise have.

            7. Limited Transferability. This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except with the consent of the Company and otherwise in compliance with the provisions of the Act. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder.

            8. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

            9. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

            10. Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or by facsimile transmission, or sent by recognized overnight courier or by certified mail, return receipt requested, postage paid, to the parties hereto as follows:

                  (a) if to the Company at 115 West 30th Street, Suite 304, New
            York, New York 10001, Att.: Executive Vice President, Finance, facsimile no. (212) 244-4311, or such other address as the Company has designated in writing to the Holder, or

                  (b) if to the Holder at 590 Madison Avenue, 35th Floor, New
            York, New York 10022, Att.: Peter M. Graham, facsimile no. (212) 409-2171 or such other address or facsimile number as the Holder has designated in writing to the Company.

            11. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

            12. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

            IN WITNESS WHEREOF, Alloy Designs, Inc. has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this ___th day of May, 1998.

                                    ALLOY DESIGNS, INC.

                                    By:
                                       -------------------------
                                       President

ATTEST:

-------------------------
Secretary

[Corporate Seal]

                                   ASSIGNMENT

            FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers unto __________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _______________________, attorney, to transfer said Warrant on the books of
_________________________.

Dated: _____________________________   Signature:___________________________

                                             Address:__________________________

                               PARTIAL ASSIGNMENT

            FOR VALUE RECEIVED __________________________ hereby assigns and transfers unto ____________________________ the right to purchase ______________
shares of the Common Stock of _________________________ covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer that part of said Warrant on the books of
______________________________.

Dated: _____________________________   Signature:___________________________

                                             Address:__________________________

                                SUBSCRIPTION FORM
     (To be executed upon exercise of Warrant pursuant to Section 1 (a)(i))

            The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ______________ shares of Common Stock, as provided for in Section 1(a)(i), and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $_______________.

            Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

                                          Name __________________

                                          (Please Print Name, Address and Social
                                     Security No.)

                                          Address _______________

                                                  _______________

                                          Social  _______________
                                          Security Number

                                     Signature___________________

                                          NOTE: The above signature should
                                                correspond exactly with the name
                                                on the first page of this
                                                Warrant or with the name of the
                                                assignee appearing in the
                                                assignment form below.

                                          Date___________________

            And if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.

                             CASHLESS EXERCISE FORM
                    (To be executed upon exercise of Warrant
                          pursuant to Section 1(a)(ii))

            The undersigned hereby irrevocably elects to surrender _________ shares purchasable under this Warrant for such shares of Common Stock issuable in exchange therefor pursuant to the Cashless Exercise provisions of the within Warrant, as provided for in Section 1(a)(ii) of such Warrant.

            Please issue a certificate or certificates for such Common Stock in the name of, and pay cash for fractional shares to:

                                          Name __________________

                                          (Please Print Name, Address and Social
                                          Security No.)

                                          Address _______________

                                                  _______________

                                          Social  _______________
                                          Security Number

                                     Signature___________________

                                          NOTE: The above signature should
                                                correspond exactly with the name
                                                on the first page of this
                                                Warrant or with the name of the
                                                assignee appearing in the
                                                assignment form below.

                                          Date___________________

            And if said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

                          SCHEDULE A TO EXHIBIT 10.37

Alloy issued warrants to the following persons which were substantially identical in all material respects to Exhibit 10.37 except for the information set forth beside such persons name in the following table:

                                                       NUMBER OF SHARES
              HOLDER                  WARRANT NUMBER  UNDERLYING WARRANTS
-----------------------------------   --------------  -------------------
Peter M. Graham                             No.4           27,962

Peter M. Graham Purchase Money Plan         No.5           27,963

Neil I. Vogel                               No.7            3,915